NextMart Announces Plans to Adopt

New Business Direction of Financial

Advisory & Direct Investment

Beijing, China--May 22, 2008 (PR NEWSWIRE) - NextMart, Inc. (OTCBB:NXMR), currently a China-based direct sales and apparel OEM company, today announced its plans to re-direct its main business to the area of financial advisory services and direct investment activities in Mainland China, and to re-structure its existing core business.

The Company's plans to change its main business is a result of ongoing challenges with its existing core OEM apparel operations. These challenges include but are not limited to; (a) a drop in export apparel sales due to international market conditions; (b) a continually appreciating Chinese yuan, which makes Chinese exports more expensive to foreign buyers; and (c) ongoing need for capital in order in order to expand the Company's domestic direct sales operations.

Nextmart believes that by adopting a new business strategy in financial advisory services and direct investment activities, it can reduce its need for working capital and position itself to profit from the next wave of domestic and global financial transactions involving Chinese companies.

About NextMart’s New Businesses

NextMart’s proposed new business will consist of financial advisory services and direct investment activities. For its financial advisory services, the Company intends to become a niche financial advisor for the privatization of Chinese state-owned enterprises ("SOEs"). The Company plans to develop and provide a suite of strategic advisory services for corporate restructuring, business strategy, valuation and financing to the SOEs wishing to privatize their businesses and expand their operations globally.

For its direct investment activities, NextMart intends to initially focus on China’s high growth technology/media/telecom (TMT) area. Presently, the payment sector in China is underdeveloped and stands to benefit greatly from more streamlined payment solutions. The Company has an existing base in the consumer payment sector where it previously developed a land-line telephone-based payment platform called “NextPay.”

NextMart expects to receive strong support for its business transition from Sun Media Investment Holdings Limited ("Sun Media"), the Company's largest shareholder. It also plans to receive support from Sun Media's related investment firm, Redrock Capital Group.

Redrock Capital Group, formed by the Company’s Chairman Dr. Bruno Wu, is a set of venture investment and financial advisory firms spun off from Sun Media in 2007. The firm boasts a network of global investment partners including Softbank China Venture Capital (SCVC). Its investment banking division, Morgen Evan Redrock, is a member of M&A International Inc. (www.mergers.net), the world's largest alliance of privately-owned M&A investment banking firms. M&A International has 41 members in 39 countries. In 2007, its members closed over 370 transactions worth US$21 billion.

NextMart has already received a tentative commitment from Sun Media/Redrock Capital Groups to provide NextMart with two advisory projects that will help jump start the Company's new financial advisory and direct investment business. The details of these two projects are still being finalized and the Company cannot predict the likely outcome of these projects. However, NextMart expects to receive cash and equity-based compensation in the client companies in exchange for its services. For equity compensation received, NextMart plans to implement a share dividend plan that will distribute part of its equity shares in the client companies to NextMart shareholders. Such a dividend plan would be entirely subject to NextMart's obtainment of all necessary approvals from its board of directors, its shareholders, the relevant listing authorities/regulatory bodies, and if applicable, third parties with whom the Company has contractual obligations.

Plans for NextMart’s Existing Business

In addition to changing its business direction, NextMart plans to contribute to a proposed joint venture its existing apparel OEM business and certain marketing/direct sales assets in an attempt to enhance shareholder value in the short to medium term.

The Company has signed a MOU with China Brands Direct, Ltd and Golden Stone Investments, Ltd, two other China-based direct sales companies, to create “Shanghai Fashion City Management Co., Ltd” (“SFC” or the

“merged enterprise”), a large-scale home shopping/direct sales company for fashion products in China. Among NextMart’s contribution to the merged enterprise, according to the signed MOU, will be its existing apparel OEM business and certain direct sales/marketing assets.

Although no formal agreement has been reached which would include a valuation of the merged enterprise, NextMart management expects that the value of its contribution to be greater than US$15 million. Such a valuation would be significantly higher than the Company’s recent market valuation, of approximately US$6.88 million (based on a closing share price of US$0.08 on May 22, 2008).

The Company and its business partners will attempt to list the merged enterprise on an international stock exchange in the next twelve months. The parties are in discussions with advisors and bankers of international stock exchanges in China (HK), Germany and the United Kingdom.

Assuming the merged enterprise achieves a successful public listing, NextMart plans to implement a share dividend plan—similar to the one described above—to distribute all or part of its ownership in the merged enterprise to NextMart shareholders. Such a dividend plan would be subject to the approvals listed above, as well as the terms of the shareholders' agreement by which NextMart and its partners establish the merged enterprise, and the terms and conditions of all future agreements with investors of the merged enterprise.

Mr. Ren Huiliang, CEO of NextMart commented, "We believe that our planned new business direction in financial advisory and direct investment will reposition NextMart for steady long-term growth, under the strong support of the Sun Media/Redrock Capital Groups. We remain committed to our shareholders and appreciate their support throughout this transition."

NextMart reminds investors that its plans to re-structure its existing apparel OEM business and adopt a new business in financial advisory/direct investment will be subject to formal agreements with numerous parties, certain asset valuations, fairness opinions, and various approvals including, but not limited to, shareholder approval, debt holder approval, auditor approval, and other regulatory approval. The Company also reminds investors that even if it is able to meet the various requirements and regulations indicated above, it can not predict whether it will be successful with its new business initiatives.

As a result of the NextMart's recent market conditions and challenges described above, the Company will no longer be able meet its previously-disclosed earnings guidance of US$4-6 million for the fiscal year ending September 30, 2008. However, management is hopeful that its re-structuring initiatives outlined herein will result in shareholder enhancement in the coming 12 to 16 months.

This press release includes statements that may constitute 'forward-looking' statements. Certain of the statements contained herein, which are not historical facts, are forward-looking statements, and usually containing the word 'believe,' 'estimate,' 'project,' 'expect,' 'plan,' 'anticipate' or similar expressions. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to, acceptance of NextMart's product and services in the marketplace, competitive factors and changes in regulatory environments. These and other risks relating to NextMart's business are set forth in NextMart's Annual Report on Form 10-KSB for the period ended September 30, 2007 filed with the Securities and Exchange Commission on December 31, 2007, and other reports filed from time to time with the Securities and Exchange Commission. By making these forward-looking statements, NextMart disclaims any obligation to update these statements for revisions or changes after the date of this release.

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